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              [LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]




The Board of Directors
Dauphin Deposit Corporation


Re:  Registration Statements No.  33-53793
                                  33-17401
                                  33-50172
                                  33-61848
                                  33-59941
                                  33-02577
                                   2-73258


With respect to the subject registration statements, we acknowledge our awareness of the use therein of our reports dated April, 15, 1996, except as to note 6 which is as of May 13, 1996, and July 15, 1996, except as to note 6 which is as of August 9, 1996, related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                                       /s/ KPMG Peat Marwick LLP
                                                           KPMG Peat Marwick LLP



Harrisburg, Pennsylvania
August 13, 1996



                                 Exhibit 15(b)